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EMERSON REPORTS THIRD QUARTER 2016 RESULTS

•	Reached agreements to sell Network Power, Leroy-Somer and Control Techniques

•	Quarterly net sales of $5.1 billion decreased 7 percent, with underlying sales down 5 percent

•	Reported earnings per share decreased 12 percent to $0.74. Adjusted earnings per share decreased 5 percent to $0.80 excluding ($0.06) for separation costs

•	Improved cost structure resulting from restructuring actions supported the generation of $718 million of operating cash flow

ST. LOUIS, August 2, 2016 – Emerson (NYSE: EMR) today announced net sales in the third quarter ended June 30, 2016 were down 7 percent, with underlying sales down 5 percent excluding unfavorable currency translation and an impact from a divestiture, net of acquisitions of 1 percent each. The Company's third quarter results reflect the continuation of challenging demand conditions in our key served markets in addition to an environment of global economic uncertainty. Sales were down in all segments except Network Power, which was up 8 percent on the strength of both data center and telecommunications infrastructure spending. Emerson underlying sales were negative in all regions, except Europe which was flat. Our expectation coming into the quarter for improvement in our core North American automation businesses did not materialize as anticipated.
Despite lower than expected sales in the quarter, EBIT margin increased 20 basis points versus the prior year driven by the benefits from restructuring actions and solid margin improvement in the Network Power, Commercial & Residential Solutions and Climate Technologies segments. Pretax earnings margin was flat at 14.5 percent. Total segment margin was up 50 basis points to 16.0 percent. Adjusted earnings per share of $0.80, excluding separation costs of ($0.06) decreased 5 percent versus the prior year. Reported earnings per share were $0.74. Operating cash flow of $718 million increased 44 percent versus the prior year.
"Our businesses executed in a quarter characterized by unpredictable economic conditions, especially in the North American oil and gas markets," said Chairman and Chief Executive Officer David N. Farr. "Operational execution as well as the benefits from our restructuring activities resulted in improved margins in three of our five segments in the quarter, two of which were achieved despite lower volumes. And while the overall results were below expectations, I am extremely proud of our employees

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across all of our businesses who are driving Emerson forward and undertaking significant business repositioning actions in this difficult environment."
"This morning we announced agreements for the sales of our Network Power, Leroy-Somer and Control Techniques businesses for a combined value of $5.2 billion," Farr continued. "These agreements represent a significant step forward in the overall portfolio repositioning strategy we announced last year in June. Management and the Board will continue to focus on where best to allocate the proceeds to bolster our presence within our core Automation Solutions and Commercial & Residential Solutions business platforms in order to drive growth, profitability and shareholder value."

Business Segment Highlights
Process Management net sales decreased 13 percent. Underlying sales were down 13 percent excluding unfavorable currency translation of 1 percent and an impact from acquisitions of 1 percent. Spending in the energy sector remains at depressed levels as customers evaluate the stability of current oil and gas prices. Underlying sales in North America were down 14 percent, with the U.S. down 10 percent. While seasonal MRO activity has increased in some areas, overall spending levels remain well below expectations and reflected a significant slowdown in June. Europe was flat as growth was mixed across the region, with power and life sciences markets providing support. In other regions, Asia was down 16 percent, Middle East/Africa was down 21 percent and Latin America was down 14 percent. Segment margin decreased 290 basis points to 15.0 percent, primarily due to a sharp volume reduction and the resulting deleverage, partially offset by savings from restructuring actions. Fourth quarter sales growth is expected to be negative, in line with third quarter results, as oil and gas markets, particularly North America, are expected to remain challenging into fiscal 2017.
Industrial Automation net sales were down 11 percent, while underlying sales were also down 11 percent. Segment results continue to reflect weakness in general industrial spending and upstream oil and gas. Underlying sales were down in all regions except Europe, which was up 1 percent. All businesses were down, except for the drives business which continues to reflect solid growth in wind projects. Segment margin was down 110 basis points to 14.7 percent. Volume deleverage and negative price were the main drivers of the decline, partially offset by savings from restructuring actions and materials cost containment. Mixed demand forecasts among the businesses are expected to result in improved levels of sales growth and profitability in the fourth quarter.
Network Power net sales increased 8 percent, with underlying sales up 10 percent as currency translation deducted 2 percent. Strong order trends in both data center and telecommunications infrastructure markets translated into positive growth in the quarter. Underlying sales in North America were up 16 percent reflecting strong growth in telecommunications power systems. Europe was down 6 percent as generally favorable conditions in western mature markets were offset by difficult prior year comparisons, which benefited from large project revenue. Asia was up 13 percent as strong growth in

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China, up 26 percent, was partially offset by mixed growth across the rest of the region. Segment margin improved 550 basis points to 9.1 percent, driven by volume leverage and savings from restructuring actions. Benefits from restructuring actions and new product programs support the expectation of continued margin improvement in the fourth quarter.
Climate Technologies net sales decreased 2 percent, with underlying sales down 1 percent as currency translation deducted 1 percent. Underlying sales in North America were up 2 percent, with both U.S. air conditioning and commercial refrigeration growing low single digits. Europe was up 4 percent reflecting growth in both the air conditioning and refrigeration businesses. Asia decreased 11 percent, reflecting weak demand conditions across the region. Segment margin increased 270 basis points to 22.4 percent, primarily due to savings from restructuring actions and materials cost containment, partially offset by lower pricing. The near-term outlook for global demand in air conditioning and refrigeration supports the expectation for modest sales growth in the fourth quarter and establishes a solid pace of business for the start of fiscal 2017.
Commercial & Residential Solutions net sales decreased 16 percent, with underlying sales down 1 percent as the prior year divestiture of the commercial storage business deducted 15 percent. Growth in food waste disposers was more than offset by declines in the professional tools, wet/dry vacuums and storage businesses. Segment margin increased 380 basis points to 24.4 percent, reflecting materials cost containment and savings from restructuring actions as well as the impact of the divestiture. Favorable conditions in U.S. construction markets are expected to support the outlook for modest levels of underlying growth in the fourth quarter and a better start to fiscal 2017.

2016 Outlook
The third quarter results continued to reflect the low growth global environment facing our businesses today. Oil and gas served markets in particular have remained at significantly depressed spending levels with no expectation for recovery to occur until the second half of 2017. The second and third quarter improvement in order rates that the Company had expected at our February investor conference did not materialize. Based on recent trends, it appears that underlying orders and sales have bottomed in a range of negative 4.5 to 5 percent. Considering these tough market conditions, the Company now expects fiscal year 2016 underlying sales to be down 5 to 6 percent excluding negative currency translation and an impact from completed divestitures of approximately 2 percent each. Reported sales are expected to be down 9 to 10 percent. Fiscal year guidance for reported earnings per share is now expected to be $2.37 to $2.55. Adjusted earnings per share has been revised to $2.90 to $3.00, which excludes our current estimate of separation costs of $200 to $250 million related to the Company's portfolio repositioning activities and a loss of approximately $100 million expected to be recognized in the fourth quarter related to the agreement to sell our Leroy-Somer and Control Techniques business units. The revision to earnings per share takes into account the previously communicated

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increase to restructuring spending, which is now expected to be $90 to $100 million for the fiscal year. The Company also expects to spend an additional $50 to $60 million in fiscal 2017.
"We continue to operate in a market defined by a heightened level of uncertainty due to economic and political conditions around the world, making the efficient execution of our strategic plans even more critical," said Farr. "With the majority of our restructuring programs complete, we remain keenly focused on the completion of our outstanding initiatives for 2016 while continuing to face these challenges head-on. The progress we've made on the restructuring programs and the strategic portfolio repositioning is further proof of Emerson's ability to remake itself in order to meet the evolving needs of our customers and to drive profitability and growth across our businesses."

Upcoming Investor Events
Today at 2:00 p.m. ET, Emerson management will discuss the third quarter results during a conference call. Access to a live webcast of the discussion will be available at www.emerson.com/financial at the time of the call. A replay of the conference call will remain available for approximately three months.

Forward-Looking and Cautionary Statements
Statements in this press release that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties, and Emerson undertakes no obligation to update any such statements to reflect later developments. These risks and uncertainties include the Company's ability to successfully complete on the terms and conditions contemplated, and the financial impact of, its strategic repositioning actions, as well as economic and currency conditions, market demand, pricing, protection of intellectual property, and competitive and technological factors, among others, as set forth in the Company's most recent Annual Report on Form 10-K and subsequent reports filed with the SEC.
The outlook contained herein represents the Company's expectations for its consolidated results, including the expected full year results for the businesses that are the subject of the portfolio repositioning actions, and does not include any gains or losses related to the ultimate disposition of these businesses, except as otherwise set forth herein.

(tables attached)

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			Table 1
EMERSON AND SUBSIDIARIES
CONSOLIDATED OPERATING RESULTS
(AMOUNTS IN MILLIONS EXCEPT PER SHARE, UNAUDITED)

	Quarter Ended June 30		Percent
	2015	2016	Change

Net sales	$5,503	$5,126	(7)%
Costs and expenses:
Cost of sales	3,269	3,032
SG&A expenses	1,276	1,203
Other deductions, net	122	102
Interest expense, net	40	45
Earnings before income taxes	796	744	(7)%
Income taxes	222	254
Net earnings	574	490	(15)%
Less: Noncontrolling interests in earnings of subsidiaries	10	11
Net earnings common stockholders	$564	$479	(15)%

Diluted avg. shares outstanding	668.9	645.2

Diluted earnings per share common stockholders	$0.84	$0.74	(12)%

	Quarter Ended June 30
	2015	2016
Other deductions, net
Amortization of intangibles	$52	$46
Rationalization of operations	36	15
Separation costs	—	28
Other	34	13
Total	$122	$102

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			Table 2
EMERSON AND SUBSIDIARIES
CONSOLIDATED OPERATING RESULTS
(AMOUNTS IN MILLIONS EXCEPT PER SHARE, UNAUDITED)

	Nine Months Ended June 30		Percent
	2015	2016	Change

Net sales	$16,490	$14,767	(10)%
Costs and expenses:
Cost of sales	9,810	8,790
SG&A expenses	3,999	3,647
Gain on sale of business	932	—
Other deductions, net	322	338
Interest expense, net	126	137
Earnings before income taxes	3,165	1,855	(41)%
Income taxes	1,083	636
Net earnings	2,082	1,219	(41)%
Less: Noncontrolling interests in earnings of subsidiaries	20	22
Net earnings common stockholders	$2,062	$1,197	(42)%

Diluted avg. shares outstanding	682.6	647.4

Diluted earnings per share common stockholders	$3.01	$1.84	(39)%

	Nine Months Ended June 30
	2015	2016
Other deductions, net
Amortization of intangibles	$160	$143
Rationalization of operations	89	43
Separation costs	—	83
Other	73	69
Total	$322	$338

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		Table 3
EMERSON AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(DOLLARS IN MILLIONS, UNAUDITED)

	Quarter Ended June 30
	2015	2016
Assets
Cash and equivalents	$3,393	$3,516
Receivables, net	4,272	4,014
Inventories	2,144	1,949
Other current assets	835	741
Total current assets	10,644	10,220
Property, plant & equipment, net	3,610	3,521
Goodwill	6,930	6,667
Other intangible assets	1,575	1,411
Other	705	263
Total assets	$23,464	$22,082

Liabilities and equity
Short-term borrowings and current
maturities of long-term debt	$3,179	$3,220
Accounts payable	2,402	2,230
Accrued expenses	2,678	2,797
Income taxes	53	79
Total current liabilities	8,312	8,326
Long-term debt	4,290	4,062
Other liabilities	2,063	1,739
Total equity	8,799	7,955
Total liabilities and equity	$23,464	$22,082

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		Table 4
EMERSON AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS
(DOLLARS IN MILLIONS, UNAUDITED)

	Nine Months Ended June 30
	2015	2016
Operating activities
Net earnings	$2,082	$1,219
Depreciation and amortization	613	589
Changes in operating working capital	(530)	(35)
Gain on divestiture of business, after tax	(528)	—
Income taxes paid on divestiture gain	(360)	—
Other, net	151	151
Net cash provided by operating activities	1,428	1,924

Investing activities
Capital expenditures	(516)	(354)
Purchase of businesses, net of cash and equivalents acquired	(250)	(62)
Divestiture of business	1,399	—
Other, net	(86)	43
Net cash provided by (used by) investing activities	547	(373)

Financing activities
Net increase in short-term borrowings	945	692
Proceeds from long-term debt	1,000	—
Payments of long-term debt	(504)	(252)
Dividends paid	(960)	(922)
Purchases of common stock	(2,041)	(555)
Other, net	(12)	(13)
Net cash used by financing activities	(1,572)	(1,050)

Effect of exchange rate changes on cash and equivalents	(159)	(39)

Increase in cash and equivalents	244	462

Beginning cash and equivalents	3,149	3,054

Ending cash and equivalents	$3,393	$3,516

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		Table 5
EMERSON AND SUBSIDIARIES
SEGMENT SALES AND EARNINGS
(DOLLARS IN MILLIONS, UNAUDITED)

	Quarter Ended June 30
	2015	2016
Sales
Process Management	$2,084	$1,804
Industrial Automation	990	883
Network Power	1,028	1,111
Climate Technologies	1,125	1,102
Commercial & Residential Solutions	477	400
	5,704	5,300
Eliminations	(201)	(174)
Net sales	$5,503	$5,126

Earnings
Process Management	$373	$271
Industrial Automation	156	130
Network Power	37	101
Climate Technologies	222	247
Commercial & Residential Solutions	98	97
	886	846
Differences in accounting methods	54	59
Corporate and other	(104)	(116)
Interest expense, net	(40)	(45)
Earnings before income taxes	$796	$744

Rationalization of operations
Process Management	$12	$7
Industrial Automation	4	5
Network Power	17	(1)
Climate Technologies	2	1
Commercial & Residential Solutions	1	—
Corporate	—	3
Total	$36	$15

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		Table 6
EMERSON AND SUBSIDIARIES
SEGMENT SALES AND EARNINGS
(DOLLARS IN MILLIONS, UNAUDITED)

	Nine Months Ended June 30
	2015	2016
Sales
Process Management	$6,225	$5,438
Industrial Automation	3,176	2,561
Network Power	3,210	3,180
Climate Technologies	3,007	2,884
Commercial & Residential Solutions	1,422	1,186
	17,040	15,249
Eliminations	(550)	(482)
Net sales	$16,490	$14,767

Earnings
Process Management	$1,064	$807
Industrial Automation	464	341
Network Power	150	268
Climate Technologies	518	544
Commercial & Residential Solutions	292	274
	2,488	2,234
Differences in accounting methods	165	172
Corporate and other	638	(414)
Interest expense, net	(126)	(137)
Earnings before income taxes	$3,165	$1,855

Rationalization of operations
Process Management	$37	$20
Industrial Automation	8	9
Network Power	31	5
Climate Technologies	8	4
Commercial & Residential Solutions	5	2
Corporate	—	3
Total	$89	$43

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Reconciliations of Non-GAAP Financial Measures & Other						Table 7
The following reconciles non-GAAP measures (denoted by *) with the most directly comparable GAAP measure (dollars in millions, except per share amounts):

	Process	Industrial	Network	Climate	Comm &
2016 Q3 sales change	Mgmt	Auto	Power	Tech	Res Solns	Total
Underlying*	(13)%	(11)%	10%	(1)%	(1)%	(5)%
Acq/Div	1%	—%	—%	—%	(15)%	(1)%
FX	(1)%	—%	(2)%	(1)%	—%	(1)%
Reported	(13)%	(11)%	8%	(2)%	(16)%	(7)%

Q3 EBIT%		2015	2016	Change
Total segment margin*		15.5%	16.0%	50 bps
Differences in accounting methods/Corp & other/Elims, % of sales		(0.3)%	(0.6)%	(30) bps
EBIT margin*		15.2%	15.4%	20 bps
Interest, % of sales		(0.7)%	(0.9)%	(20) bps
Pretax earnings margin		14.5%	14.5%	—

Q3 earnings per share		2015	2016	Change
Adjusted*		$0.84	$0.80	(5)%
Separation costs		—	($0.06)
Reported		$0.84	$0.74	(12)%

2016E earnings per share
Adjusted*		$2.90 to $3.00
Loss on divestiture agreement		($0.15)
Separation costs		($0.38 to $0.30)
Reported		$2.37 to $2.55

2016E sales change
Underlying*	(6) - (5)%
Acq/Div	~(2)%
FX	~(2)%
Reported	(10) - (9)%

Note: Underlying sales and orders exclude the impact of acquisitions, divestitures and currency translation.

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